As filed with the Securities and Exchange Commission on November 6, 2006
                                          SEC Registration No. 333-120688

____________________________________________________________________________

                   U.S. SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                       FORM SB-2 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                            AMERICAN TONERSERV CORP.
                           (Formerly Q MATRIX, INC.)
       -----------------------------------------------------------------
       (Exact Name of Small Business Issuer as Specified in its Charter)

          Delaware                    7378                     33-0686105
-------------------------  ----------------------------   -------------------
(State or Other Jurisdic-  (Primary Standard Industrial   (IRS Employer Iden-
 tion of Incorporation)     Classification Code Number)    tification Number)

         475 Aviation Boulevard, Suite 100, Santa Rosa, California 95403
                                (800) 736-3515
         ---------------------------------------------------------------
                   (Address and Telephone Number of Principal
                Executive Offices and Principal Place of Business)

              Daniel J. Brinker, President and Chief Executive Officer 475 Aviation Boulevard, Suite 100, Santa Rosa, California 95403
                              (800) 736-3515
         ---------------------------------------------------------------
           (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:

                              James P. Beck, Esq.
                               Krys Boyle, P.C.
   600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202
                               (303) 893-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]



                      DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 is being filed to remove from registration shares of common stock of American TonerServ Corp. (the "Company") that have not been sold under the Registration Statement.

The Company issued the shares of common stock covered by the Registration Statement in a private transaction in August 2004. The Company filed the Registration Statement to register the resale of the shares and maintain the effectiveness of the Registration Statement until the shares covered by the Registration Statement have been sold or can be sold publicly under Rule 144(k) of the Securities Act of 1933, as amended. The shares are now eligible for resale without restriction pursuant to Rule 144(k) under the Act and, accordingly, the continued effectiveness of the Registration Statement is unnecessary for the holder of the shares to resell the shares in the future.

In accordance with the Company's undertaking contained the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to remove from registration all of the shares under the Registration Statement since none of the shares have been sold.


















































                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2, and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Santa Rosa, State of California, on the 6th day of November, 2006.

                                    AMERICAN TONERSERV CORP.


                                  By: /s/ Daniel J. Brinker
                                      Daniel J. Brinker, President and Chief
                                      Executive Officer

                                  By: /s/ Ryan Vice
                                      Ryan Vice, Chief Financial Officer and
                                      Principal Accounting Officer


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form SB-2 Registration Statement has been signed below by the following persons on our behalf and in the capacities and on the dates indicated.

      Signature and Title                               Date


/s/ Daniel J. Brinker                             November 6, 2006
Daniel J. Brinker, Director


/s/ Thomas Hakel                                  November 6, 2006
Thomas Hakel, Director


/s/ William A. Robotham                           November 6, 2006
William A. Robotham, Director